© 2017 Chart Industries, Inc. Confidential and Proprietary Chart Industries, Inc. Investor Presentation Exhibit 99.1

© 2017 Chart Industries, Inc. Confidential and Proprietary 2 Disclosure Forward-Looking Statements: This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of management of Chart Industries, Inc. (“Chart”) and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Chart’s actual results to differ materially from those described in the forward-looking statements include those found in Chart’s Annual Report on Form 10-K for the year ended December 31, 2016, which has been filed with the Securities and Exchange Commission and is available on Chart’s website (http://www.snl.com/IRW/CorporateProfile/4295886) and on the Securities and Exchange Commission’s website (www.sec.gov), as well as risks and uncertainties related to the integration of Hudson’s business with Chart’s. Chart does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

© 2017 Chart Industries, Inc. Confidential and Proprietary 3 Company Overview Healthcare Chart is a leading diversified global manufacturer of highly-engineered equipment, packaged solutions and value-add services for the energy, industrial gas and biomedical industries  Technology leader providing premium equipment to energy and industrial liquid gas supply chain end markets  A leading supplier in all primary markets served  Global footprint for our operations on four continents with approximately 4,000 employees  Balanced expansion in the US and International markets FY 2016 Sales by Segment BioMed 24% Energy & Chemicals 18% Distribution & Storage 58% FY 2016 Sales by Segment Pro Forma Hudson* BioMed 20% Energy, & Chemicals 32% Distribution & Storage 48% * Assumes Hudson Acquisition occurred as of 1 January 2016

Leading Supplier of Mission Critical Equipment

A Energy & Chemicals



- Supplier of Brazed Aluminum Heat Exchangers (BAHX), Air Cooled Heat Exchangers (ACHX) and Cold Boxes
- Provider of integrated systems and aftermarket services for gas processing, LNG and petrochemical applications
- Technology leader

B BioMed



- End-to-end provider of respiratory therapy equipment
- Set the standard for storage of biological materials at low temperatures
- Reliable, high quality solutions for environmental market applications

C Distribution & Storage



- Complete portfolio of cryogenic distribution and storage equipment
- Leading innovator in cryogenic packaged gas and MicroBulk systems
- Over 20 years of experience in LNG applications

© 2017 Chart Industries, Inc. Confidential and Proprietary 4 GTLS: GAS TO LIQUID SYSTEMS ®

© 2017 Chart Industries, Inc. Confidential and Proprietary 5 18% of Total Chart Sales $123M Backlog at 6/30/17 17% Gross Margin BioMed Broad End-Market Exposure Distribution & Storage Energy & Chemicals Sales b y Indust ry * H ig h li g h ts 9% 34% 57% 5% 7% 7% 22% 59% Healthcare Life Sciences Environ- mental Manufacturing/ Fabrication LNG Food/ Beverage Electronics Healthcare Natural Gas Processing/ Petrochemical 7% 25% 68% Industrial Gas LNG $80M $112M $251M 25% of Total Chart Sales $19M Backlog at 6/30/17 35% Gross Margin 57% of Total Chart Sales $225M Backlog at 6/30/17 26% Gross Margin Sales b y G e o g ra p h y * 51% 41% 53% 50% 34% 22% 21% 16% 17% 18% 17% 23% 8% 6% 10% 7% 6% E&C BioMed D&S Total $80M $112M $251M $442M United States Asia Europe Middle East Rest of World A B C 1H 2017 1H 2017 Highlights 1H 2017 * 1H 2017 as per SEC filings, not pro forma for subsequent acquisitions

© 2017 Chart Industries, Inc. Confidential and Proprietary 6  Adds highly-complementary Fans business  Strengthens aftermarket presence  Consistent with core strategy to enhance Air Cooled Heat Exchanger (ACHX) business  Expected to be accretive to growth, margins and EPS  Significant cost synergies  Efficient use of Chart’s strong balance sheet position Product Split* OEM 63% End Market Split* Aftermarket Split* Aftermarket 37% Fans 38% ACHEs 62% Industrial / Other / HVAC 23% Chemical 6% LNG 22% Power 10% Oil & Gas 19% Refining 20% Key Products Chart Product Offerings End Market Mix Axial Flow Fans ACHEs Brazed Aluminum Heat Exchangers Integrated Process Systems Natural Gas Industrial Gas LNG Power HVAC Refining Oil & Gas Petrochemical Expands Industrial Gas Offerings Maximizes LNG Opportunity Hudson Transaction Broadens Offering Denotes Chart offering pre- acquisition * Hudson stand-alone

© 2017 Chart Industries, Inc. Confidential and Proprietary 7 26.5 29.3 2Q 2017 3Q 2017 $253 $258 2Q 2017 3Q 2017 3Q 2017 Update  Orders increased sequentially (versus prior quarter) in every segment in 1Q, 2Q and Q3 2017  Backlog is $481M as of 9/30/2017, up from $367M as of 6/30/2017  Gross Margin was $70M (29.3% of revenue) in 3Q 2017 compared to $63M (26.5% of revenue) in 2Q 2017 ($USD Million) $238 $241 2Q 2017 3Q 2017 Orders Sales ($USD Million) Gross Margin (% Sales)

© 2017 Chart Industries, Inc. Confidential and Proprietary 8 Profitable Growth Focus  Reduced global headcount by one-third since 2014  Continue facility consolidation efforts to create further operating efficiencies and leverage support functions across the business  Focus on operational excellence and strategic goals for long- term growth when market returns  Invest in additional capacity at our brazed aluminum heat exchanger facility  Pursue acquisition targets in our core technologies and adjacencies

© 2017 Chart Industries, Inc. Confidential and Proprietary 9 $125M Cash at 9/30/2017*** $450M Revolving Credit Facility*** Well Positioned For Continued Growth 1.13x Current Ratio* Significant Liquidity Solid Balance Sheet 43% Debt / Capital %** ** Total Debt (ST + LT Debt) / Total Capital (Common Equity + Noncontrolling Interests + Total Debt) as of 6/30/2017 ***After closing Hudson on 9/20/2017, cash balance was reduced by ~$120M and available revolver capacity reduced to ~$150M * Total Current Assets / Total Current Liabilities as of 9/30/2017

© 2017 Chart Industries, Inc. Confidential and Proprietary 10 Conclusion  Expected stable Industrial Gas business  Growing BioMedical opportunities  Long-term growth opportunities through build out of LNG  Sales to a broad range of global industries Well-Diversified Business Strong Fundamentals Investing for Continued Growth  Strategic goals to expand current platform and increase operational efficiency and profitability  Pursuing organic and inorganic growth opportunities  Market leadership through quality and innovation  Flexible cost structure designed to accommodate cyclical characteristics of the business  Strong expected cash flow generation

© 2017 Chart Industries, Inc. Confidential and Proprietary www.ChartIndustries.com 11